UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 15, 2018 (October 9, 2018)

KLX Energy Services Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38609	36-4904146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida (Address of principal executive offices)	33414-2105 (Zip Code)

Registrant’s telephone number, including area code: (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2018, KLX Energy Services Holdings, Inc. (the “Company”) entered into an employment agreement with Heather M. Floyd pursuant to which Ms. Floyd will serve as Vice President—Finance and Corporate Controller of the Company and the Company’s principal accounting officer.

Heather Floyd, age 39, has over 16 years of combined accounting, auditing, financial reporting and Sarbanes-Oxley compliance experience. Prior to joining the Company, from February 2014 until October 2018, Ms. Floyd served as Vice President—Finance and Corporate Controller of KLX Inc. and, from November 2010 until February 2014, held various positions at B/E Aerospace, Inc., including most recently Vice President—Internal Audit. Prior to joining B/E Aerospace, Ms. Floyd served as an Audit Manager with Ernst & Young and in various accounting roles at Corporate Express, now a subsidiary of Staples.

The Company’s employment agreement with Ms. Floyd has an initial term through October 9, 2021, with automatic extensions, unless either party declines to renew.  The employment agreement provides that Ms. Floyd will receive a specified base salary, which may be increased in the discretion of the compensation committee of the Company’s board of directors.  Ms. Floyd may receive an annual target bonus of not less than 60% of her base salary.  During her employment, she will also be eligible to receive equity grants in the discretion of the compensation committee.  While employed by the Company, Ms. Floyd is eligible to participate in all benefit plans generally available to the Company’s executives.

In addition to the compensation and benefits described above, upon Ms. Floyd’s death, incapacity, termination of employment by us without “Cause,” following her resignation for “Good Reason,” or upon her automatic termination in connection with a “Change of Control” (each as defined in the employment agreement), Ms. Floyd will be entitled to a severance amount equal to the sum of (i) a prorated portion of 60% of Ms. Floyd’s then current salary, (ii) Ms. Floyd’s salary for the remainder of the employment term and (iii) two times Ms. Floyd’s target bonus.  If Ms. Floyd’s employment terminates for any other reason, she will not be entitled to severance payments.

Ms. Floyd has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of KLX Energy Services Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2018

KLX ENERGY SERVICES HOLDINGS, INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President and Chief Financial Officer